Exhibit 99.1

News Release

Kimco Realty® Announces Commencement of Cash Tender Offer to Purchase All of Its Outstanding Depositary Shares Representing 1/1,000
of a Share of 7.25% Class N Cumulative Convertible Perpetual
Preferred Stock and Consent Solicitation

JERICHO, N.Y., November 4, 2024 – Kimco Realty Corporation (NYSE: KIM) (the “Company”) today announced the commencement of a tender offer to purchase for cash any and all of its outstanding depositary shares (each, a  “Security” and, collectively, the “Securities”) representing 1/1,000 of a share of 7.25% Class N Cumulative Convertible Perpetual Preferred Stock, par value $1.00 per share (the “Class N Preferred Stock”), at a price per Security of $62.00, plus any accrued and unpaid dividends (the “Offer”).

Concurrently with the Offer, the Company is also soliciting consents (the “Consent Solicitation”) from (i) Class N Preferred Stock holders and Security holders to amend (the “Preferred Amendment”) the terms of the Class N Preferred Stock in the Company’s charter to provide the Company with the option to redeem the Class N Preferred Stock for 90 days following the date of effectiveness of the Preferred Amendment at a price per share of Class N Preferred Stock equal to $60,340.00 (which would mean a redemption price for each Security equal to $60.34), plus any accrued and unpaid dividends and (ii) Security holders to amend the Deposit Agreement, dated January 2, 2024 (the “Deposit Agreement”), between the Company and Equiniti Trust Company, LLC, as depositary, registrar and transfer agent, governing the terms of the Securities (the “Deposit Agreement Amendment”) to make changes to the Deposit Agreement corresponding to the Preferred Amendment. Consent from the holders of at least two-thirds of the outstanding shares of Class N Preferred Stock (represented by two-thirds of the outstanding Securities) (the “Requisite Preferred Shareholder Consents”) is required to approve the Preferred Amendment, as well as the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), voting as a single class and separate from holders of the Securities (the “Requisite Common Stockholder Approval”). Consent from the holders of at least two-thirds of the outstanding Securities is required to approve the Deposit Agreement Amendment.

The Company may solicit the Requisite Common Stockholder Approval from the holders of the Common Stock at the Company’s next annual meeting of stockholders, which is expected to be held in late April or early May of 2025 (the “2025 Annual Meeting”), but may do so prior or subsequent to such meeting. The Offer and Consent Solicitation do not constitute a solicitation of consents from holders of the Common Stock to the Preferred Amendment. The solicitation of consents from holders of the Common Stock to the Preferred Amendment is expected to be made pursuant to a definitive proxy statement on Schedule 14A to be filed with the United States Securities and Exchange Commission (“SEC”) in advance of the 2025 Annual Meeting.

The Offer and the Consent Solicitation are conditioned upon receipt of the Requisite Preferred Shareholder Consents and certain other conditions which are described in detail in the Offer to Purchase and Consent Solicitation.

The Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on December 4, 2024 (the “Expiration Date”), unless the Offer and Consent Solicitation are extended or earlier terminated.

The Securities are listed on the New York Stock Exchange under the symbol “KIMprN.” As of the date hereof, there were 1,848,459 Securities outstanding.

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343	kimcorealty.com

News Release

J.P. Morgan Securities LLC is serving as dealer manager (in such capacity, the “Dealer Manager”) and consent solicitation agent (in such capacity, the “Solicitation Agent”) for the Offer and Consent Solicitation. D.F. King & Co., Inc., is serving as information agent (the “Information Agent”) and Equiniti Trust Company, LLC, is serving as tender agent (in such capacity, the “Tender Agent”) for the Offer and Consent Solicitation. Please direct questions, including questions concerning tender procedures and requests for additional copies of the offer materials, including the letter of transmittal and consent, to either the Dealer Manager and Solicitation Agent at (212) 622-4253, the Information Agent at kimco@dfking.com or the Tender Agent at 1-866-577-8695.

Neither the Company nor its Board of Directors, nor any other person, makes any recommendation to holders of Securities as to whether to tender or refrain from tendering their Securities or to provide or refrain from providing their consent to the Preferred Amendment in the Offer and Consent Solicitation. You should read carefully the information in the Offer to Purchase and Consent Solicitation and in the Letter of Transmittal and Consent before making your decision whether to tender your Securities and to consent to the Preferred Amendment in the Offer and Consent Solicitation. In addition, you should consult your own tax, accounting, financial and legal advisers as you deem appropriate regarding the tax, accounting, financial and legal consequences of participating or declining to participate in the Offer and Consent Solicitation. Specific instructions and a complete explanation of the terms and conditions of the Offer and Consent Solicitation will be contained in the Offer to Purchase and Consent Solicitation, the related Letter of Transmittal and Consent and other related materials, which will be mailed to holders of record promptly after commencement of the Offer and Consent Solicitation.

This press release is for informational purposes only and is not a recommendation to buy or sell Securities or Class N Preferred Stock, and it is neither an offer to purchase nor a solicitation of an offer to sell Securities, Class N Preferred Stock or any other securities. The Company has filed a tender offer statement on Schedule TO, including an offer to purchase, letter of transmittal and related materials, with the SEC. The Offer and Consent Solicitation are only being made pursuant to the offer to purchase, letter of transmittal and consent and related materials filed as a part of the Schedule TO. Stockholders should read carefully the offer to purchase, letter of transmittal and consent and related materials because they contain important information, including the various terms of, and conditions to, the Offer and Consent Solicitation. Stockholders may obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that the Company has filed with the SEC at the SEC’s website at www.sec.gov or from the information agent for the tender offer.

About Kimco Realty®

Kimco Realty® (NYSE: KIM) is a real estate investment trust (REIT) and leading owner and operator of high-quality, open-air, grocery-anchored shopping centers and mixed-use properties in the United States. The company’s portfolio is strategically concentrated in the first-ring suburbs of the top major metropolitan markets, including high-barrier-to-entry coastal markets and rapidly expanding Sun Belt cities. Its tenant mix is focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Publicly traded on the NYSE since 1991 and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value-enhancing redevelopment activities for more than 60 years. With a proven commitment to corporate responsibility, Kimco Realty is a recognized industry leader in this area. As of September 30, 2024, the company owned interests in 567 U.S. shopping centers and mixed-use assets comprising 100.5 million square feet of gross leasable space. The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the social media channels, including Facebook (www.facebook.com/kimcorealty), Twitter (www.twitter.com/kimcorealty) and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343	kimcorealty.com

News Release

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “commit,” “anticipate,” “estimate,” “project,” “will,” “target,” “plan,” “forecast” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which, in some cases, are beyond the Company’s control and could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the impact of competition, including the availability of acquisition or development opportunities and the costs associated with purchasing and maintaining assets, (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iv) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (v) the potential impact of e-commerce and other changes in consumer buying practices, and changing trends in the retail industry and perceptions by retailers or shoppers, including safety and convenience, (vi) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and the costs associated with purchasing and maintaining assets and risks related to acquisitions not performing in accordance with our expectations, (vii) the Company’s ability to raise capital by selling its assets, (viii) disruptions and increases in operating costs due to inflation and supply chain disruptions, (ix) risks associated with the development of mixed-use commercial properties, including risks associated with the development, and ownership of non-retail real estate, (x) changes in governmental laws and regulations, including, but not limited to, changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (xi) the Company’s failure to realize the expected benefits of the merger with RPT Realty (the “RPT Merger”), (xii) the risk of litigation, including shareholder litigation, in connection with the RPT Merger, including any resulting expense, (xiii) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company, (xiv) the possibility that, if the Company does not achieve the perceived benefits of the RPT Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline, (xv) valuation and risks related to the Company’s joint venture and preferred equity investments and other investments, (xvi) collectability of mortgage and other financing receivables, (xvii) impairment charges, (xviii) criminal cybersecurity attacks, disruption, data loss or other security incidents and breaches, (xix) risks related to artificial intelligence, (xx) impact of natural disasters and weather and climate-related events, (xxi) pandemics or other health crises, (xxii) our ability to attract, retain and motivate key personnel, (xxiii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (xxiv) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xxv) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xxvi) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity, (xxvii) the Company’s ability to continue to maintain its status as a REIT for U.S. federal income tax purposes and potential risks and uncertainties in connection with its UPREIT structure, and (xxviii) other risks and uncertainties identified under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes in other filings with the SEC.

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CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy
Kimco Realty Corporation
(833) 800-4343
dbujnicki@kimcorealty.com

500 North Broadway, Suite 201 | Jericho, NY 11753 | (833) 800-4343	kimcorealty.com